Ex. 10.1

SYNTROLEUM CORPORATION
2005 STOCK INCENTIVE PLAN
(Marked in Bold Face Type to Show Amendments Set Forth in
Proposal 4 as Described in the Proxy Statement)

This Syntroleum Corporation 2005 Stock Incentive Plan (the “Plan”) was approved by the shareholders of Syntroleum Corporation, a Delaware corporation (the “Company”) on April 25, 2005. Since the approval of the Plan in 2005, the Internal Revenue Service has issued final regulations and other guidance with respect to the taxation of deferred compensation. This amendment and restatement reflects the requirements of those regulations and that guidance. This amendment and restatement also reflects certain other changes in the Plan. On June 16, 2008, Plan was amended to reflect changes approved by the stockholders on June 2, 2008.

1. Plan. The Plan has been adopted by the Company to reward certain corporate officers and key Employees, certain independent contractors and nonemployee directors of the Company and its Subsidiaries. The Plan provides for Stock Awards and Awards of Cash, Options and SARs to Employees. The Plan provides for Stock Awards and Awards of Options and SARs to Directors. Both Incentive Stock Options (ISO’s) and Nonqualified Stock Options (NQSO’s) are permitted under the Plan, but only Employees may receive ISO’s. All Awards of deferred compensation under the Plan are intended to meet the requirements and restrictions of the nonqualified deferred compensation rules contained in Section 409A of the Code, in final regulations under Section 409A and in other Internal Revenue Service guidance. The Company intends ISO’s awarded under the Plan to qualify for the favorable tax treatment available under Section 422 of the Code. The Company also intends certain Awards under the Plan to qualify as performance-based compensation under the million-dollar pay cap rules of Section 162(m) of the Code.

2. Objectives. The purpose of the Plan is to further the interests of the Company, its Subsidiaries and its shareholders by providing incentives in the form of Awards to key Employees, independent contractors and directors who can contribute materially to the success and profitability of the Company and its Subsidiaries. Such Awards will recognize and reward outstanding performances and individual contributions and give Participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Company’s continued success and progress. This Plan will also enable the Company and its Subsidiaries to attract and retain such employees, independent contractors and directors.

3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Award” means an Employee Award, a Director Award or an Independent Contractor Award.

“Award Agreement” means one or more Employee Award Agreements, Director Award Agreements or Independent Contractor Award Agreements.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Cause” shall have the same meaning prescribed in an Employee’s employment agreement. If there is no such agreement or definition, the term “Cause” means willful and continued failure to substantially follow assigned duties, unlawful or willful misconduct that is economically injurious to the Company, conviction of (or a plea of nolo contendere to) a felony charge, or drug or alcohol abuse that impairs the Employee’s ability to perform the essential duties of his position.

“Change of Control” means, for purposes of the vesting provisions of Section 11:

Ex. 10.1

(a) Any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; provided, however, that this provision shall not apply to securities beneficially owned directly or indirectly by Robert A. Day (alone or in combination with members of his immediate family), until Robert A. Day’s direct or indirect beneficial ownership (alone or in combination with members of his immediately family) shall extend to securities representing thirty five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

(b) At any time during any 12-month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by at least 2/3 of the members of the Board before the date of the appointment or election.

(c) Notwithstanding the above definition of Change of Control, solely for purposes of determining whether a distribution of deferred compensation is permitted under Section 13(b) and 13(c) of the Plan, no Change of Control shall be deemed to occur unless there has been a “Change in ownership”, a “Change in Effective Control” or a “Change in the Ownership of a Substantial Portion of the Company’s Assets”, all as defined in Section 409A of the Code or the regulations or other guidance under that Code section.

(i) A change in ownership means that any one person, or more than one person acting as a group, acquires ownership of equity interests in the Company that, together with equity interests already held by such person or group, constitute more than 50% of the total fair market value or total voting power of the equity interests in the Company.

(ii) A change in effective control means that (i) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 30% or more of the total voting power of the stock of the Company or (ii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by at least 2/3 of the members of the Board before the date of the appointment or election.

(iii) A change in the ownership of a substantial portion of the Company’s assets means that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“Committee” means the Nominating and Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer certain portions of the Plan.

“Common Stock” means the Company’s common stock, par value $.01 per share.

“Company” means Syntroleum Corporation, a Delaware corporation.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant of a Nonqualified Stock Option or Stock Award to a Nonemployee Director.

“Director Award Agreement” means one or more agreements between the Company and a Participant who is a Nonemployee Director setting forth the terms, conditions and limitations applicable to a Director Award.

Ex. 10.1

“Disabled” or “Disability” means that the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

“Dividend Equivalents” means, with respect to Stock Units or Shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of Shares of Common Stock.

“Employee” means an employee of the Company or any of its Subsidiaries or an individual who has agreed to become an employee of the Company or any of its Subsidiaries and is expected to become such an employee within the following six months.

“Employee Award” means the grant of an Option, SAR, Stock Award or Cash Award, whether granted singly or in combination to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as may be established in order to fulfill the objectives of the Plan.

“Employee Award Agreement” means one or more agreements between the Company and a Participant who is an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

“ERISA” means the Employee Retirement Income Security Act, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” shall have the same meaning as the term “officer” as defined in Rule 16a-1(f) or any successor regulation under Section 16 of the Exchange Act.

“Fair Market Value” of a share of Common Stock as of a particular date shall have the following meanings: (a) If Shares of Common Stock are listed on a national securities exchange, Fair Market Value shall mean the closing sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which Shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise. (b) If Shares of Common Stock are not so listed but are quoted by NASDAQ, Fair Market Value shall mean the closing sales price per share of Common Stock reported on the consolidated transaction reporting system for NASDAQ, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing as quoted by NASDAQ at the time of exercise. (c) If the Common Stock is not so listed or quoted, Fair Market Value shall mean the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau Incorporated. (d) If Shares of Common Stock are not publicly traded, Fair Market Value shall mean the most recent value determined by the Committee. In any event, Fair Market Value shall be determined in such a way to as to comply with the requirements for determinations of Fair Market Value set out in Section 409A of the Code.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the Grant Date of the original award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

Ex. 10.1

“Incentive Stock Option” or “ISO” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Independent Contractor” means a nonemployee consultant or adviser providing services to the Company or any Subsidiary.

“Independent Contractor Award” means the grant of a Nonqualified Stock Option, SAR, Stock Award or Cash Award, whether granted singly or in combination to a Participant who is an Independent Contractor pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as may be established in order to fulfill the objectives of the Plan.

“Independent Contractor Award Agreement” means one or more agreements between the Company and a Participant who is an Independent Contractor setting forth the terms, conditions and limitations applicable to an Independent Contractor Award.

“Independent Director” shall mean a Director who is deemed independent by the Board and, in addition, meets all of the then existing requirements to qualify as an “independent”, “non-employee” and “outside” director under rules applicable to the Company set forth in Rule 16b-3 or any successor regulation under Section 16 of the Exchange Act, Treasury Regulation Section 162-27(c)(3) or any successor regulation under the “outside director” rule of Section 162(m) of the Code or established by the Commission, NASDAQ or any other exchange or reporting system on which the Common Stock is then listed or quoted.

“NASDAQ” means the NASDAQ Stock Market, Inc.

“Nonemployee Director” means an individual serving as a member of the Board who is not an Employee of the Company or any of its Subsidiaries.

“Nonqualified Stock Option” or “NQSO” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of Shares of Common Stock at a specified Grant Price. An Option may be an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an Employee, Director or Independent Contractor to whom an Award has been granted under this Plan.

“Performance Award” means an award made pursuant to this Plan that is subject to the attainment of one or more Performance Goals.

“Performance Goal” means one or more standards established by the Committee or the Board to determine in whole or in part whether a Performance Award shall be earned.

“Prior Plans” means the Syntroleum Corporation 1993 Stock Option and Incentive Plan, as amended and restated effective January 22, 2001, the Syntroleum Corporation Stock Option Plan for Outside Directors, as established effective April 28, 1997 and the SLH Corporation 1997 Stock Incentive Plan.

“Restricted Stock” means any Shares of Common Stock that are restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock or Stock Units and ending as of the date upon which the Common Stock or Stock Unit subject to such Award is no longer restricted or subject to forfeiture provisions.

“Retirement” means termination of employment on or after the attainment of age 65 and three (3) years of service with the Company or on or after the attainment of such other age and service as the Committee may determine. With regard to Nonemployee Directors, “Retirement” means the acceptance by the Board of a Nonemployee Director’s resignation from the Board by reason of retirement as determined by the Board in its discretion.

Ex. 10.1

“Share” means a share of the Common Stock, as adjusted in accordance with Paragraph 18.

“Stock Appreciation Right” or “SAR” means the right to receive, in cash or Common Stock, the difference between the Grant Price and the Fair Market Value of the Common Stock pursuant to the terms of the SAR as determined by the Committee pursuant to this Plan.

“Stock Award” means an Award in the form of Shares of Common Stock or Stock Units, including an award of Restricted Stock.

“Stock Based Award Limitations” means the per person limitations on Awards, as set forth in Paragraphs 8(b) and 10(b)

“Stock Unit” means the right to receive Common Stock or an equivalent value in cash at a future date or dates pursuant to the terms of the Plan and the related Award Agreement.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns Shares representing 50% or more of the combined voting power of the Shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise) and (iii) any other corporation, partnership or other entity that is a “subsidiary” of the Company within the meaning of Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

4. Eligibility.

(a) Employees. All Employees, including Directors who are also employees, are eligible for Employee Awards in the discretion of the Committee.

(b) Directors. Members of the Board eligible for the grant of Director Awards under this Plan are those who are Nonemployee Directors.

(c) Independent Contractors. All Independent Contractors are eligible for the grant of Independent Contractor Awards under this Plan.

5. Common Stock Available for Awards.

(a) As of the effective date of the Plan, no new awards shall be granted under the Prior Plans.

(b) Subject to the provisions of Paragraph 18 hereof, (i) from and after April 25, 2005, there shall be available for new Awards under this Plan granted or payable wholly or partly in Common Stock (including Options and SARs that may be exercised for or settled in Common Stock) the sum of (a) six million six hundred thousand (6,600,000) Shares, plus (b) seven million three hundred fifty three thousand eight hundred and eighty-three Shares (7,353,883), and (ii) there shall be available for the satisfaction of awards granted under the Prior Plans which are outstanding as of the Effective Date four million three hundred eleven thousand, five hundred fourteen (4,311,514) Shares.

(c) Any Shares subject to Options or SARs or Stock Awards of any kind shall be counted against the numerical limits of this Section 5 on a one-for-one basis. For example, an Option to purchase one hundred (100) Shares shall reduce the remaining numerical limit by one hundred (100) Shares. A Restricted Stock Award of one hundred (100) Shares shall also reduce the remaining numerical limit by one hundred (100) Shares.

Ex. 10.1

(d) The number of Shares of Common Stock that are the subject of Awards under this Plan or the Prior Plans that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall not count against the number of Shares of Common Stock available for Awards under this Plan and shall be available for future Awards.

(e) If the Grant Price or other purchase price of any Option or other Award granted under the Plan or the Prior Plans is satisfied by tendering Shares of Common Stock to the Company, or if the tax withholding obligation resulting from the settlement of any such Option or other Award is satisfied by tendering or withholding Shares of Common Stock, the Shares of Common Stock tendered or withheld shall not be netted against the number of Shares issued under the Plan for purposes of determining usage of Shares against the maximum number of Shares of Common Stock available for delivery under the Plan or any sublimit set forth above.

(f) To the extent allowed by the national securities exchange on which Shares of Common Stock are listed, and to the extent permitted by Code sections limiting the number of Shares that may be issued under the Plan, Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of Shares of Common Stock available for delivery under the Plan.

(g) The Committee may from time to time adopt and observe such rules and procedures concerning the counting of Shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory or Code requirement. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares of Common Stock are available for issuance pursuant to Awards.

6. Administration.

(a) This Plan shall be administered by the Committee except as otherwise provided herein with regard to Director Awards. The Board shall appoint the Committee from among its members to serve at the pleasure of the Board. The Board from time to time may remove members from or add members to the Committee and shall fill all Committee vacancies. The Committee at all times shall include two or more Independent Directors.

(b) In accordance with Paragraph 8 of this Plan, the Committee may decide whether and to what extent Awards shall be structured to conform with performance-based requirements of Section 162(m). Unless the Committee is composed entirely of Independent Directors, all decisions concerning performance-based awards shall be made by a subcommittee composed entirely of Independent Directors. Any payment of compensation with respect to an Award that is intended to be performance-based will be subject to the written certification of the Committee or the subcommittee, if such a subcommittee is required, that the applicable performance measures were satisfied. This written certification may include the approved minutes of the Committee or subcommittee meeting in which the certification was made.

(c) Unless the Committee is composed entirely of Independent Directors, all decisions concerning Awards to Executive Officers shall be made by a subcommittee composed entirely of Independent Directors.

(d) The Committee shall hold its meetings at such times and at such places at it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the next succeeding Board meeting.

Ex. 10.1

(e) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated under this Plan or are necessary or appropriate in connection with the administration of the Plan. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan.

(f) Subject to the requirements and restrictions of Section 409A of the Code governing nonqualified deferred compensation, the Committee may reduce any restrictions applicable to an Award or waive any restriction or other provision of this Plan. The Committee may not amend or modify an Award in any manner unless the modification or amendment is either (i) not adverse to the Participant to whom the Award was granted or (ii) consented to by such Participant. The Committee may not extend the Grant Date or reduce the exercise price of an Option or SAR granted under the Plan or take any other action that would be in violation of the requirements of Section 409A of the Code.

(g) Notwithstanding anything in this Plan to the contrary, Options and SARs issued under the Plan will not be repriced or canceled and replaced with Options or SARs with a decreased Grant Price except as expressly provided by the adjustment provisions of Paragraph 18 and as permitted by Section 409A of the Code.

(h) The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(i) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

7. Delegation of Authority. Following the authorization of a pool of cash or Shares of Common Stock to be available for Awards, the Board or Committee may authorize the Chief Executive Officer and/or another Executive Officer of the Company, if and to the extent permitted by applicable law, rule or regulation, or a subcommittee consisting solely of members of the Board, to grant individual Employee Awards from such pool pursuant to such conditions or limitations as the Board or the Committee may establish. The Board or Committee may also delegate to the Chief Executive Officer and to other Executive Officers of the Company its administrative duties under this Plan (excluding its granting authority) pursuant to such conditions or limitations as the Committee may establish. The Board or Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

8. Employee Awards and Independent Contractor Awards.

(a) The Committee (or other committee to whom such authority is delegated under Paragraph 7) shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award may, in the discretion of the Committee, be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Employee Award is granted and signed for and on behalf of the Company. Employee Awards may consist of those listed in this Paragraph 8(a). To the extent permitted by Section 409A of the Code, Employee Awards may be granted singly, in combination with, in replacement of, or as alternatives to, grants or rights under this Plan, the Prior Plans or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. In particular, grants of Restricted Stock may be made hereunder in exchange for the cancellation of Options previously granted under this Plan or the Prior Plans. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events. In no event shall an Award be replaced with another Award that would result in a deferral of compensation beyond that provided under the Award that is being replaced unless the requirements of Section 409A of the Code are met. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or as otherwise specified by the Committee or this Plan.

Ex. 10.1

(i) Option. An Employee Award may be in the form of an Option, which may be an Incentive Stock Option or a Nonqualified Stock Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. The term of the Option shall extend no more than ten (10) years after the Grant Date. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options, the number of Shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) ISO Rules. In addition to the rules for options stated above, with respect to an optionee who owns more than ten percent of the voting power of all classes of stock of either the Company or any “parent” or “subsidiary” of the Company as defined in Section 424 of the Code, the per Share Grant Price of an ISO shall be not less than 110% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date, and the term of the ISO shall extend no longer than five (5) years after the Grant Date. ISO’s may be granted to Employees only, and for purposes of this paragraph, Employee shall mean an individual who is employed at the time of the grant of the ISO. The ISO must be granted within ten (10) years of the Plan’s adoption. The ISO by its terms cannot be transferred other than by will or the laws of descent and distribution and may be exercised only by the Employee during his lifetime (or the Employee’s legal representative if the Employee is disabled). The aggregate Fair Market Value of Stock with respect to which ISO’s may be exercised for the first time by any individual during any calendar year may not exceed $100,000 or such higher or lower limit as Section 422 of the Code may require.

(iii) Expiration Date of Options. The expiration date of the period during which an Option can be exercised shall be the earliest to occur of (a) ten (10) years after the grant of the Option or (b) five (5) years after the grant of any Incentive Stock Option if the Employee is a more-than-ten percent shareholder under Section 422 of the Code, (c) thirty (30) days after the date of the Employee’s termination of employment for Cause or voluntary termination before Retirement, (d) the one-year anniversary of the Employee’s termination of employment due to death, Disability, Retirement or termination of employment for any other reason, (e) with respect to an ISO, three months after the Employee ceases to be an Employee. The Committee shall have the authority and discretion to set a shorter or longer expiration date or to shorten or extend an existing expiration date only to the extent permitted by Section 409A of the Code and only so long as the extended expiration date is not later than the five (5) or ten-year periods described above for Incentive Stock Options and does not otherwise cause the Option to lose its intended status for tax, securities law, or other purposes.

(iv) Stock Appreciation Rights or SARs. An Employee Award may be in the form of a Stock Appreciation Right or SAR. The terms, conditions and limitations applicable to any SAR granted pursuant to the Plan shall be determined by the Committee and shall in any event conform to the requirements of Section 409A of the Code. In particular, compensation payable pursuant to the SAR cannot be greater than the excess of the Fair Market Value of the Stock on the date the SAR is exercised over the SAR Grant Price, and the SAR Grant Price can never be less than the Fair Market Value of the underlying stock on the date of the SAR grant.

(v) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

(vi) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(vii) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee or a subcommittee of Independent Directors if such a subcommittee is required in order for the Award to qualify as performance based. The Committee or subcommittee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant.

Ex. 10.1

(A) Nonqualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units or divisions of the Company or the applicable sector, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following: Increased revenue; Net income measures (including but not limited to income after capital costs and income before or after taxes); Stock price measures (including but not limited to growth measures and total shareholder return); Market share; Earnings per share (actual or targeted growth); Earnings before interest, taxes, depreciation, and amortization (“EBITDA”); Economic value added (“EVA®”); Cash flow measures (including but not limited to recurring cash flow, net cash flow and net cash flow before financing activities); Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); Expense measures (including but not limited to finding and development costs, overhead cost and general and administrative expense); Margins; Shareholder value; Total shareholder return; Proceeds from dispositions; Total market value; Corporate values measures (including ethics compliance, environmental, and safety); Securing government contracts; and Technology development benchmarks. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of the Plan to conform to the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals for Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

(i) No Participant may be granted, during any calendar year, Employee Awards consisting of Options or SARs, or any combination of Options and SARs, (including Options or SARs that are granted as Performance Awards) that are exercisable for, or the value of which is measured by, more than one million (1,000,000) Shares of Common Stock;

(ii) No Participant may be granted, during any calendar year, Stock Awards (including Stock Awards that are granted as Performance Awards) covering or relating to more than one million (1,000,000) Shares of Common Stock (the limitation set forth in this clause (ii), together with the limitations set forth in clause (i) above and clauses (i) and (ii) of Paragraph 10(b) below, being hereinafter collectively referred to as the “Stock Based Awards Limitations”).

Ex. 10.1

(iii) No Participant may be granted Employee Awards consisting of cash (including Cash Awards that are granted as Performance Awards) in respect of any calendar year having a value determined on the Grant Date in excess of four million dollars ($4,000,000).

(c) At the discretion of the Committee, Awards may be settled at any time by a cash payment in an amount that the Committee determines in its sole discretion is equal to the fair market value of the Award; provided however, that no such settlement will be made if it causes a deferred compensation amount to be accelerated contrary to the requirements of Section 409A of the Code.

9. Independent Contractor Awards. The Committee shall have the sole responsibility and authority to determine the type or types of Independent Contractor Awards to be made under this Plan and the terms, conditions and limitations applicable to such Awards, but the Independent Contractor Awards shall be subject to the same individual limitations set forth above for Employee Awards. In addition, an Independent Contractor Award may be in the form of a SAR or Nonqualified Stock Option but not an Incentive Stock Option. The Grant Price of an Option or SAR shall be not less than the Fair Market Value of the Common Stock subject to such Option or SAR on the Grant Date. In no event shall the term of the Option or SAR extend more than ten (10) years after the Grant Date. Options or SARs may not include provisions that “reload” the option or SAR upon exercise. Subject to the foregoing provisions, and subject to the requirements of Section 409A of the Code, the terms, conditions and limitations applicable to any Options or SARs awarded to Participants pursuant to this Paragraph 9, including the Grant Price, the term of the Options or SARs, the number of Shares subject to the Options or SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

10. Director Awards.

(a) The Board, after consulting with such compensation, legal and accounting experts as it deems appropriate, may grant Director Awards to the Nonemployee Directors of the Company from time to time in accordance with this Paragraph 10. Director Awards may consist of those awards listed in this Paragraph 10 and may be granted singly or in combination. Each Director Award may, in the discretion of the Board, be embodied in a Director Award Agreement, which shall contain such terms, conditions and limitations as shall be determined to be appropriate by the Board and, if required by the Board, shall be signed by the Participant to whom the Director Award is granted and signed for and on behalf of the Company.

(i) Options and SARs. A Director Award may be in the form of a SAR or Nonqualified Stock Option but not an Incentive Stock Option. The Grant Price of an Option or SAR shall be not less than the Fair Market Value of the Common Stock subject to such Option or SAR on the Grant Date. In no event shall the term of the Option or SAR extend more than ten (10) years after the Grant Date. Options or SARs may not include provisions that “reload” the option or SAR upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options or SARs awarded to Participants pursuant to this Paragraph 10, including the Grant Price, the term of the Options or SARs, the number of Shares subject to the Options or SARs and the date or dates upon which they become exercisable, shall be determined by the Board.

(ii) Stock Awards. A Director Award may be in the form of a Stock Award. Any terms, conditions and limitations applicable to any Stock Awards granted to a Nonemployee Director pursuant to this Plan, including but not limited to rights to Dividend Equivalents, shall be determined by the Board.

(b) Notwithstanding anything to the contrary contained in this Plan the following limitations shall apply to any Director Awards made hereunder:

(i) No Nonemployee Director may be granted during any calendar year Director Awards consisting of Options or SARs, or any combination of Options and SARs, that are exercisable for, or the value of which is measured by, more than fifty thousand (50,000) Shares of Common Stock.

(ii) No Nonemployee Director may be granted, during any calendar year, Director Awards consisting of Stock Awards covering or relating to more than fifty thousand (50,000) Shares of Common Stock.

Ex. 10.1

(c) At the discretion of the Board, Director Awards may be settled at any time by a cash payment in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Director Awards, provided however, that no cash settlement will be allowed if it would cause a deferred compensation amount to be accelerated contrary to the requirements of Section 409A of the Code.

(d) Each Nonemployee Director shall have the option to elect to receive Shares of Common Stock, as prescribed by the Board, in lieu of all or part of the compensation otherwise payable by the Company to such Nonemployee Director during each calendar quarter. As determined by the Board, to the extent a Nonemployee Director has elected in writing to receive stock in lieu of compensation otherwise payable to the Nonemployee Director, such Nonemployee Director will receive Shares of Common Stock on the last day of the calendar quarter for which the compensation was earned.

(e) The Board shall have all the same powers, duties, authority and discretion to administer the Plan with respect to Director Awards as the Committee retains with respect to Employee Awards and Independent Contractor Awards.

11. Change of Control. Notwithstanding any other provisions of the Plan, unless otherwise expressly provided in the applicable Award Agreement, in the event of a Change of Control during a Participant’s employment (or service as a Nonemployee Director or Independent Contractor) with the Company or one of its Subsidiaries, each Award granted under this Plan to the Participant shall become immediately vested and fully exercisable (regardless of the otherwise applicable vesting or exercise schedules or performance goals provided for under the Award Agreement).

12. Non-United States Participants. The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, Section 409A or any other provision of the Code, any securities law, any governing statute, or any other applicable law.

13. Payment of Awards.

(a) General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the Committee shall specify whether the underlying Shares are to be issued at the beginning or end of the Restriction Period. In the event that Shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such Shares shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that Shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such Shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b) Deferral. Subject to the requirements and restrictions of Section 409A of the Code and any related Treasury Regulations or other guidance dealing with non-qualified deferred compensation, and with the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures or a plan established by the Committee or the Board and subject to Section 409A of the Code and may provide that such deferred compensation may be payable in Shares of Common Stock or cash. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

(c) Deferral and Section 409A. All awards of deferred compensation under this Plan are intended to comply with Section 409A of the Code, and the Plan will be administered accordingly. In particular, and subject to regulations and other guidance under Section 409A of the Code that may impose different requirements:

Ex. 10.1

(i) Compensation for services performed during a taxable year may be deferred at the Participant’s election only if the election is made not later than the close of the preceding taxable year or at such other time as provided in Section 409A or in regulations or other guidance under that Code section. In the first year in which a Participant becomes eligible to participate in the Plan, however, the deferral election may be made with respect to services to be performed subsequent to the election within thirty (30) days after the date the Participant becomes eligible to participate in the Plan. In the case of any performance-based compensation performed over a period of at least twelve (12) months, the election may be made no later than six (6) months before the end of the period unless a later election date is allowed pursuant to IRS guidance.

(ii) Compensation deferred within the meaning of Section 409A of the Code under this Plan may not be distributed earlier than the Participant’s Separation From Service, the date the Participant becomes Disabled, the date of the Participant’s death, a time (or fixed schedule) specified at the date the compensation is deferred, the occurrence of a Change of Control of the Company or the occurrence of an Unforeseen Emergency. Amounts distributed in the event of an Unforeseen Emergency may not exceed the amount specified in Section 409A of the Code and the regulations and other guidance under that Code section. For purposes of this distribution provision, the terms “Separation From Service”, “Disability”, “Change of Control”, “Unforeseen Emergency” and other relevant terms shall have the meanings given to them in Section 409A of the Code and in regulations and other guidance under that Code section. In the case of a key employee within the meaning of Section 409A of the Code, distributions on account of Separation From Service may not be made before the date that is six (6) months after the date of Separation From Service (or the date of death if earlier). No acceleration of the time or schedule of any payment is permitted under the Plan except as provided in regulations or other guidance under Section 409A of the Code.

(iii) Any election to delay the payment or change the form of payment may not take effect until at least twelve (12) months after the date on which the election is made. In the case of an election to delay a payment scheduled to occur upon the Participant’s Separation From Service, at a specified time or times or upon a Change of Control of the Company, the first payment with respect to which the election is made must be deferred for at least five (5) years from the date that the first payment would otherwise be made. Any election to defer a payment scheduled to occur at a specified time or times may not be made less than twelve (12) months prior to the first scheduled payment.

(iv) The Committee or Board, as the case may be, may require that deferred amounts of less than ten thousand dollars ($10,000) be paid in a lump sum upon an employee’s Separation From Service. The Committee or Board, as they case may be, may also permit distributions of deferred amounts sufficient to pay the employment taxes currently due on Awards of deferred compensation.

(v) The Committee or Board, as the case may be, may provide that amounts deferred under this Plan may be distributed upon any termination and liquidation of the Plan following a liquidation of the Company or another event described in Section 1.409A-3(j)(4)(ix) of the final regulations under Section 409A of the Code.

(d) Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.

(e) Substitution of Awards. Subject to Paragraphs 16 and 18 and the requirements of Section 409A of the Code, at the discretion of the Committee, a Participant who is an Employee or Independent Contractor may be offered an election to substitute an Employee Award or Independent Contractor Award for another Employee Award or Independent Contractor Award or Employee Awards or Independent Contractor Awards of the same or different type.

Ex. 10.1

14. Option Exercise.

(a) The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and by Section 409A of the Code, and elected by the optionee, the optionee may purchase such Shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants who are Employees or Independent Contractors to tender Common Stock or other Employee Awards or Independent Contractor Awards; provided that any Common Stock that is or was the subject of an Employee Award or Independent Contractor Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event Shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the Shares issued upon the exercise of the Option, equal to the number of Shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 14. In no event, shall the Committee allow a form of payment that would result in a deferral of compensation beyond the exercise or disposition of the option itself.

(b) Unless the Committee specifies otherwise in the Award Agreement, a Participant may exercise an Option for less than the full number of Shares of Common Stock subject to the Option. Such exercise shall not be for less than one hundred (100) Shares or the total remaining Shares subject to the Option. The Committee may specify other Option terms, including restrictions on the frequency of exercise and periods during which the Options may be exercised.

(c) An optionee desiring to pay the Grant Price of an Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common Stock of the requisite value, in which case the Company shall issue or otherwise deliver to the optionee upon such exercise a number of Shares of Common Stock subject to the Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the Shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the optionee may retain the Shares of Common Stock the ownership of which is attested.

15. Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or Shares of Common Stock under this Plan, an appropriate amount of cash or number of Shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of Shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If Shares of Common Stock are used to satisfy tax withholding, such Shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

16. Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed. Notwithstanding anything herein to the contrary, unless the shareholders approve, and except as permitted by Section 409A of the Code, Options and SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Option or SARs except as expressly provided in Paragraph 8(a) and the adjustment provisions of Paragraph 18.

Ex. 10.1

17. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement or the terms of the Award, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation or the laws of descent and distribution. In the event that a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 17 shall be null and void.

18. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or combination of outstanding Shares of Common Stock, declaration of a dividend payable in Shares of Common Stock or other stock split, then (i) the number of Shares of Common Stock reserved under this Plan and the number of Shares of Common Stock available for issuance pursuant to specific types of Awards as described in Paragraph 5, (ii) the number of Shares of Common Stock covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of Shares of Common Stock reserved under this Plan and the number of Shares of Common Stock available for issuance pursuant to specific types of Awards as described in Paragraph 5, (ii) the number of Shares of Common Stock covered by Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. Subject to the requirements and restrictions of Section 409A of the Code, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (x) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Award. The Company shall not, however, cash out or replace any Award in a manner that would cause deferred compensation to be accelerated in violation of Section 409A of the Code.

19. Securities Law Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing Shares of Common Stock delivered under this Plan (to the extent that such Shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

Ex. 10.1

20. Unfunded Plan. This Plan shall be unfunded for purposes of ERISA or any other statute, regulation or rule. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

21. Right to Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, or confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.

22. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

23. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

24. Effectiveness and Term. The Plan was submitted to the shareholders of the Company for approval at the annual meeting of the shareholders held in 2005 and, as approved, was effective on the approval date. No Award shall be made under the Plan more than ten years after January 1, 2005 (or more than ten years after any later approval by shareholders of any amendment to this Plan). Notwithstanding anything herein to the contrary, any and all outstanding awards granted under the Prior Plans shall continue to be outstanding and shall be subject to the appropriate terms of the Prior Plan under which such award was granted and as are in effect as of the date this Plan is effective.